EXHIBIT 99.6

Independent Auditors’ Report

To the Stockholders of

CollabRx, Inc.:

We have audited the accompanying balance sheet of CollabRx, Inc. (a development stage company) CollabRx, as of December 31, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended and for the cumulative period from January 14, 2008 (inception) to December 31, 2011. These financial statements are the responsibility of the CollabRx's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. CollabRx is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of CollabRx’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CollabRx, Inc. as of December 31, 2011, and the results of its operations and its cash flows for the year then ended and for the cumulative period from January 14, 2008 (inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 13 to the financial statements, CollabRx was acquired by Tegal Corporation on July 12, 2012.

/s/ Burr Pilger Mayer, Inc.
San Francisco, California
September 25, 2012

COLLABRX, a development stage company,
CONDENSED CONSOLIDATED BALANCE SHEETS
(audited)
(In dollars, including share data)

December 31,
2011
ASSETS
Current assets:
Cash and cash equivalents	$355,195
Prepaid expenses and other current assets	13,100
Total current assets	368,295
Property and equipment, net	10,590
Other assets	530,648
Total assets	$909,533
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,421
Accrued expenses and other current liabilities	110,303
Total current liabilities	167,724

Commitments (Note 12)

Stockholders’ equity:
Common stock, $0.001 par value; 44,000,000 shares authorized; 8,694,078 shares issued and outstanding	8,694
Series 1 Preferred Convertible stock, $0.001 par value; 14,634,147 shares authorized; 9,494,275 shares issued and outstanding (liquidation preference $2,432,908)	9,494
Additional paid-in capital	9,867,713
Deficit accumulated during development stage	(9,144,092)
Total stockholders’ equity	741,809
Total liabilities and stockholders’ equity	$909,533

COLLABRX, a development stage company,
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(audited)
(In dollars, including share data)

		Cummulative
		Period from
		Jan. 14, 2008
	Year Ended	(inception) to
	Dec. 31,	Dec. 31,
	2011	2011

Revenue	$31,250	$1,048,035
Costs and expenses:
Research and development	592,536	5,972,051
General and administrative	788,591	4,199,631
Total costs and expenses	1,381,127	10,171,682
Loss from operations	(1,349,877)	(9,123,647)
Other income (expense), net	(8,363)	(20,445)
Net loss	$(1,358,240)	$(9,144,092)

COLLABRX, a development stage company,
STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)
for the period from January 14, 2008 (inception) to December 31, 2011
(audited)

										Deficit
	Series 1		Series A-1		Series A				Additional	In	Stock-
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid - in	Development	holder's
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Equity

Balances at January 14, 2008 (inception)	-	$-	-	$-	-	$-	-	$-	$-	$-	$-
Common stock at $0.001 per share in March 2008	-	-	-	-	-	-	250,000	250	-	-	250
Common stock at $0.001 per share in April 2008	-	-	-	-	-	-	2,950,000	2,950	-	-	2,950
Common stock at $0.02 per share in July 2008	-	-	-	-	-	-	500,000	500	9,500	-	10,000
Series A Preferred stock and warrants issued at $2.00 per share in exchange for convertible promissory notes and accrued interest in July 2008	-	-	-	-	882,334	882	-	-	1,763,788	-	1,764,670
Series A Preferred stock and warrants issued at $2.00 per share, net of issurance cost of $23,120 in exchange for convertible promissory notes and accrued interest in July 2008	-	-	-	-	1,340,000	1,340	-	-	2,655,540	-	2,656,880
Series A Preferred stock and warrants issued at $2.00 per share net of issuance cost of $55,289 in Sept. 2008	-	-	-	-	662,500	663	-	-	1,269,048	-	1,269,711
Series A Preferred stock and warrants issued at $2.00 net of issuance cost of $8,774 in Oct. 2008	-	-	-	-	237,492	237	-	-	465,973	-	466,210
Exercise of stock options at $0.001 per share in Dec. 2008	-	-	-	-	-	-	18,750	18	-	-	18
Common Stock repurchase at $0.02 per share in Dec. 2008	-	-	-	-	-	-	(350,000)	(350)	(6,650)	-	(7,000)
Series A-1 Preferred stock issued at $0.683780 net of issuance cost of $37,003 in Sept. 2009	-	-	2,193,680	2,194	-	-	-	-	1,460,798	-	1,462,992
Conversion of Series A preferred stock to Common in Sept. 2009	-	-	-	-	(3,122,326)	(3,122)	3,122,326	3,122	-	-	-
Conversion of Common stock to Series A-1 preferred stock in Sept. 2009	-	-	2,794,826	2,795	-	-	(2,794,836)	(2,795)	-	-	-
Exercise of stock options at $0.001 per share in Jan. 2010	-	-	-	-	-	-	33,812	34	-	-	34
Exercise of stock options at $0.001 per share in Nov. 2010	-	-	-	-	-	-	33,854	34	-	-	34
Common Stock repurchase at $0.01 per share in Nov. 2010	-	-	-	-	-	-	(58,334)	(58)	-	-	(58)
Stock based compensation	-	-	-	-	-	-	-	-	216,406	-	216,406
Net loss	-	-	-	-	-	-	-	-	-	(7,785,852)	(7,785,852)
Balances at December 31, 2010	-	-	4,988,506	4,989	-	-	3,705,572	3,705	7,834,403	(7,785,852)	57,245
Series 1 Preferred stock and warrants issued at $0.205 per share net of issuance cost of $31,130 in April 2011	5,049,996	5,050	-	-	-	-	-	-	999,069	-	1,004,119
Series 1 Preferred stock and warrants issued at $0.205 per share exchanged for convertible promissory notes and accrued interest in April 2011	2,582,063	2,582	-	-	-	-	-	-	526,741	-	529,323
Conversion of Series A-1 preferred stock and warrants to Common in April 2010	-	-	(4,988,506)	(4,989)			4,988,506	4,989	-	-	-
Series 1 Preferred stock and warrants issued at $0.205 per share net of issuance cost of $25,444 in May 2011	1,633,558	1,634	-	-	-	-	-	-	307,801	-	309,435
Series 1 Preferred stock and warrants issued at $0.205 per share net of issuance cost of $10,001 in July 2011	228,658	228	-	-	-	-	-	-	36,646	-	36,874
Stock based compensation	-	-	-	-	-	-	-	-	163,053		163,053
Net loss	-	-	-	-	-	-	-	-	-	(1,358,240)	(1,358,240)
Balances at December 31, 2011	9,494,275	$9,494	-	$-	-	$-	8,694,078	$8,694	$9,867,713	$(9,144,092)	$741,809

COLLABRX, a development stage company,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(audited)

		Cummulative
		period from
		Jan. 14, 2008
	Year Ended	(inception) to
	Dec. 31,	Dec. 31,
	2011	2011
Cash flows from operating activities:
Net loss	$(1,358,240)	$(9,144,092)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	163,053	379,459
Depreciation and amortization	7,645	78,826
Gain on sale of fixed assets	--	(1,948)
Changes in operating assets and liabilties
Accounts Receivable	48,000	--
Prepaid expenses and other assets	36,543	(13,100)
Software development costs	(530,648)	(530,648)
Accounts payable	(34,174)	57,421
Deferred income	(25,000)	--
Accrued interest	--	14,670
Accrued expenses and other current liabilities	96,578	639,626
Net cash used in operating activities	(1,596,243)	(8,519,786)
Cash flows from investing activities:
Purchases of fixed assets	--	(94,284)
Proceeds received from sale of fixed assets	(5,032)	6,816
Net cash provided by investing activities:	(5,032)	(87,468)
Cash flows from financing activities:
Proceeds received from issurance of notes payable	--	1,783,000
Payments of notes payable	--	(33,000)
Issuance of preferred stock	1,417,002	7,396,982
Payments of preferred stock issuance costs	(66,575)	(190,761)
Common stock repurchases	--	(7,058)
Issuance of common stock	--	13,286
Net cash provided by financing activities	1,350,427	8,962,449

Net (decrease) increase in cash and cash equivalents	(250,848)	355,195
Cash and cash equivalents at beginning of period	606,043	--
Cash and cash equivalents at end of period	$355,195	$355,195

Supplemental disclosure of cash flow activities:
Conversion of notes payable and accrued interest to preferred stock	$529,323	$2,293,993

NOTES TO AUDITED FINANCIAL STATEMENTS

1.	Description of Business and Liquidity

CollabRx, Inc. (CollabRx) was incorporated in January 2008 and is a cloud-based genomic information company that enables physicians to take into account a tumor’s genetic profile when considering targeted therapies in patient-specific cancer treatments. CollabRx, Inc. has developed clinical advisory networks, expert systems, proprietary tools and processes, and a pipeline of commercial data products and applications (“apps”). CollabRx Therapy Finders™  are web-based apps that serve as one type of user interface to access proprietary CollabRx content, which is dynamically updated and organized in a knowledgebase that includes information on molecular diagnostics, medical tests, clinical trials, drugs, biologics and other information relevant for advanced cancer. CollabRx content is supported by a network of over 50 of the top clinical practitioners in the United States.

As of December 31, 2011, CollabRx had not commenced commercial operations. It sustained recurring losses since the date of inception that resulted in a deficit accumulated during the development stage of $9.6 million. These financial statements contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. CollabRx expects to incur a net loss from operations for the year ending December 31, 2012. During the last three years, CollabRx has relied on cash from convertible notes and preferred stock to meet its cash requirements. On July 16, 2012, CollabRx was acquired by Tegal Corporation.

Based on current cash projections for next year, Management contemplates an operating loss for the next year.  Management believes that its current funds will be sufficient to meet planned expenditures for the next twelve months. If intended operating results are not achieved, management has the intent and believes it has the ability to delay or reduce expenditures so as not to require additional financing resources.

2.	Summary of Operations and Significant Accounting Policies

Basis of Presentation

The accompanying financial statements include the results of operations and cash flows since the inception of operations. CollabRx has been primarily involved in performing research activities, developing product technologies, and raising capital to support and expand these activities. As planned operations had not commenced as of December 31, 2011, CollabRx has reported its results of operations in accordance with the guidance on accounting and reporting by development stage entities.

Cash and Cash Equivalents

CollabRx considers all highly liquid investments with original maturities of three months or less, when purchased, to be cash equivalents. CollabRx maintains cash and cash equivalents, which consist principally of money market funds with high credit quality financial institutions. Such amounts exceed Federal Deposit Insurance Corporation insurance limits. CollabRx has not experienced any losses on these investments.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the assets’ estimated useful lives of 3 to 5 years. Maintenance and repair costs are expensed as incurred.

Capitalized Software Development Costs

For development costs related to CollabRx’s technology, CollabRx follows the guidance of Accounting Standard Codification (ASC) 350, Computer Software Developed or Obtained for Internal Use.  Costs incurred in the planning stage are expensed as incurred while costs incurred in the application and infrastructure stage are capitalized, assuming such costs are deemed to be recoverable.  Costs incurred in the operating stage are generally expensed as incurred except for significant upgrades and enhancements.  Capitalized internal-use software costs, net, are amortized over the software’s useful life. Amortization of the capitalized internal - use software will begin once the software is ready for its intended use. As of December 31, 2011, the net book value of capitalized software costs in the accompanying financial statements was $530,648.

Fair Value of Financial Instruments

For financial instruments consisting of cash and cash equivalents, prepaid expenses and other current assets, accounts payable, and accrued expenses, the carrying amounts are reasonable estimates of fair value due to their relative short maturities.

CollabRx adopted amendments to the accounting standard addressing the measurement of the fair value of financial assets and financial liabilities. Under this standard, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair values of all reported assets and liabilities that represent financial instruments, CollabRx uses the carrying market values of such amounts. The standard establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources. Unobservable inputs reflect a reporting entity’s pricing an asset or liability developed based on the best information available in the circumstances. The fair value hierarchy consists of the following three levels:

Level 1–instrument valuations are obtained from real-time quotes for transactions in active exchange markets involving identical assets.

Level 2–instrument valuations are obtained from readily-available pricing sources for comparable instruments.

Level 3–instrument valuations are obtained without observable market values and require a high-level of judgment to determine the fair value.

CollabRx's financial assets which are measured at fair value on a recurring basis are not significant at December 31, 2011.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of expenses during the reporting period. CollabRx's more significant estimates and assumptions include the valuation of common and preferred stock and related warrants and options, the valuation of deferred tax assets and liabilities, and the useful life of depreciable assets and capitalized software development costs. Actual results could differ from those estimates, and such differences could be material to the CollabRx's financial position and results of operations.

Research and Development Expenses

Costs incurred in research and development activities are expensed as incurred. Research and development expenses include, but are not limited to, lab expenses, product development programs, and clinical trial expenses.

Stock-Based Compensation

CollabRx issues stock-based compensation consisting of common stock options issued to employees, consultants, directors, and founders. The recognition of compensation expense is based on the fair value of the stock-based compensation utilizing various assumptions regarding the underlying attributes of the options and stock. The estimated fair value of options granted, net of forfeitures expected to occur during the vesting period, is amortized as compensation expense on a straight-line basis over the vesting period of the options.

Income Taxes

CollabRx evaluates its tax positions and estimates its current tax exposure together with assessing temporary differences resulting from differing treatment of items not currently deductible for tax purposes. These differences result in deferred tax assets and liabilities on CollabRx's balance sheet, which are estimated based upon the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates that will be in effect when these differences reverse. In general, deferred tax assets represent future tax benefits to be received when certain expenses previously recognized in CollabRx's statements of operations become deductible expenses under applicable income tax laws or loss or credit carryforwards are utilized. Accordingly, realization of CollabRx's deferred tax assets is dependent on future taxable income against which these deductions, losses, and credits can be utilized.

CollabRx must assess the likelihood that CollabRx's deferred tax assets will be recovered from future taxable income and, to the extent CollabRx believes that recovery is not likely, CollabRx must establish a valuation allowance. Management judgment is required in determining CollabRx's  provision for income taxes, CollabRx's deferred tax assets and liabilities, and any valuation allowance recorded against CollabRx's net deferred tax assets. CollabRx recorded a full valuation allowance as of December 31, 2011 because, based on the available evidence, CollabRx believes it is more likely than not that it would not be able to utilize all of its deferred tax assets in the future. CollabRx intends to maintain the full valuation allowances until sufficient evidence exists to support the reversal of the valuation allowances.

3.	Property and Equipment, Net

Property and equipment consists of the following as of December 31, 2011:

Computer Equipment and Software	$45,762
Office Furniture	1,795
47,557
Less accumulated depreciation	(36,967)
$10,590

Depreciation expense for the year ended December 31, 2011 and the cumulative period from January 14, 2008 (inception) to December 31, 2011 was $7,645 and $78,826, respectively.

4.	Accrued Liabilities

Accrued liabilities at December 31, 2011 are as follows:

Accrued vacation	$50,928
Accrued rent	49,375
Other	10,000
$110,303

5.	Stock Option Plan

In 2008, CollabRx established the 2008 Stock Option Plan (the Plan). Under the Plan, CollabRx is authorized to issue incentive and nonstatutory stock options for up to 10,800,000 shares of common stock to directors, employees, and consultants.

Under the Plan, the exercise price of an option cannot be less than 100% of the fair value per share for stockholders owning greater than 10% of common stock on the date of grant. For all other stockholders, the per share exercise price shall be no less than 100% of the fair value per share on the date of grant.

Fair value of the underlying common stock is established by the Board of Directors, using third party valuation reports. Under the terms of the Plan, CollabRx may grant incentive stock options at a price not less than 110% of the fair value of the stock on the date of grant and nonstatutory stock options at a price not less than 100% of the fair value of the stock on the date of grant.

The fair values of CollabRx's option awards were estimated at the dates of grant using the Black-Scholes option pricing model with the following assumptions:

For the year ended December 31, 2011:

Expected dividend yield	0%
Expected volatility	71%
Risk-free interest rate	2.24%
Time to liquidity event	5 years

For the cumulative period from January 14, 2008 (inception) to December 31, 2010:

Expected dividend yield	0%
Expected volatility	60%-70%
Risk-free interest rate	2.28%-2.99%
Time to liquidity event	5 years

Expected volatility is based on calculated stock volatilities for publicly traded companies in the same industry and general stage of development as CollabRx. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of the grants for periods consistent with the expected life of the option. The expected life of options granted is derived from the average of the vesting period and the term of the option as defined in the Plan.

The total compensation cost recognized for the year ended December 31, 2011 and the cumulative period from January 14, 2008 (inception) to December 31, 2011 was $163,053 and $379,459, respectively. Total cost not yet recognized related to the nonvested awards is approximately $197,201 and is expected to be recognized over a weighted average of 1.89 years.

Stock option activity during the year ended December 31, 2011 is as follows:

			Weighted Average		Aggregate
	Shares	Shares	Exercise	Contractual	Intrinsic
	Available	Outstanding	Price	Life (in Years)	Value
Balance as of January 2008 (inception)	10,800,000	-	-	-	$-
Granted	(3,592,978)	3,592,978	$0.10	8.6	$-
Exercised	--	(86,416)	$0.03	7.8	$-
Forfeited	1,705,689	(1,705,689)	$0.14	8.8	$-
Balance as of December 31, 2010	8,912,711	1,800,873

Exercisable at December 31, 2010		903,087		--	$-
Vested and expected to vest at December 31, 2010	--	1,629,724	$-	--	$-

Balance as of January 1, 2011	8,912,711	1,800,873	$0.007	8.9	$-
Granted	(5,747,285)	5,747,285	$0.13	9.7	$-
Exercised	--		$-
Forfeited	95,313	(95,313)	$0.06	7.3
Balance as of December 31, 2011	3,260,739	7,452,845	$0.11	9.2	$-

Exercisable at December 31, 2011		1,304,436	$0.07	7.90	$-
Vested and expected to vest at December 31, 2011	--	6,559,204	$0.01	7.90	$-

6.	Convertible Debt

In March 2008, CollabRx entered into two convertible promissory notes totaling $1,750,000 with an annual interest rate of 2.25%. The notes were payable any time on or before March 2009, except no payment was required to the extent that the principal and interest was converted into equity securities. In connection with the note, CollabRx issued embedded derivatives including warrants equal to 25% of the original principal amount of the notes divided by the exercise price. The value of the embedded derivative resulted in allocating a discount to the note. The debt discount attributed to the derivatives was amortized over the notes’ maturity period as interest expense under the effective interest method and was not significant. The notes were converted to Series A preferred stock at $2.00 per share in July 2008.

In January 2011, CollabRx entered into a convertible promissory note with their landlord for $518,944 with an annual interest rate of 8.00%. The note was issued in exchange for the cancellation of fees owed under a 2009 Space Sharing Agreement. The principal and unpaid interest was due on May 2011 unless converted to equity securities at the holder’s option. The note was converted to Series 1 preferred stock at $0.205 per share on April 2011. In addition, CollabRx issued a warrant to purchase 516,412 shares of common stock upon conversion of the note. CollabRx calculated the fair value of the warrant utilizing the Black-Scholes option pricing model and allocated the proceeds received to the Series 1 preferred stock and the warrant based on the relative fair value.

7.	Related Party Notes Payable

In February 2008, CollabRx entered into an $8,000 promissory note with an interest rate of 7.00% with a stockholder of CollabRx. The note was payable on or before February 2009. In March 2008, CollabRx entered into a $25,000 promissory note with a stockholder. The note was payable within 15 days of the note’s issuance. Both related party notes were paid off in March 2008.

8.	Income Taxes

Net deferred tax assets consist primarily of net operating loss (NOL) carryforwards related to U.S. federal and state taxes. Realization of future tax benefits related to deferred tax assets is dependent on many factors, including CollabRx's ability to generate future taxable income. Due to the uncertainty of future earnings, management is unable to predict whether these net deferred tax assets will be realized and, accordingly, has recorded a full valuation allowance against these assets.

Federal and state NOL carryforwards of approximately $3,796,000 for income tax purposes are available to offset future taxable income. If not used, these carryforwards will begin to expire in varying amounts beginning in 2028 to 2031 for federal purposes and 2013 and 2031 for state purposes. The utilization of the net operating loss carryforwards may be subject to substantial annual limitation due to ownership change provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of new operating losses before utilization.

The following is a summary of the significant components of CollabRx's deferred tax assets and liabilities as of December 31, 2011:

Deferred tax assets (liabilities):
Net operating losses	$3,796,000
Stock options	65,000

Total	3,861,000
Less valuation allowance	(3,861,000)
Deferred tax asset, net	$-

Since inception, CollabRx has incurred operating losses and, accordingly, has not recorded a provision for federal income taxes for any periods presented. CollabRx's valuation allowance increased by $752,000 in the year ended December 31, 2011.

9.	Preferred Stock

Series 1 Preferred Stock

In 2011, CollabRx issued 6,912,212 shares of its Series 1 preferred stock for $0.205 per share for an aggregate gross consideration of $1,417,004. In addition, CollabRx issued 2,582,063 shares of its Series 1 preferred stock at $0.205 per share, in exchange for a convertible promissory note and accrued interest.

Voting

The holders of the preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

Dividends

Holders of Series 1 preferred stock shall be entitled to receive dividends at an annual rate equal to $0.01435 per share for each share outstanding. The dividends are payable when and if declared by the Board of Directors. The dividends payable to the holders of the Series 1 preferred stock are not cumulative and do not accrue, whether or not there are profits, surplus, or other funds of CollabRx legally available for the payment. At December 31, 2011, no dividends have been declared or paid by CollabRx.

Liquidation Preference

In the event of any liquidation, dissolution, or winding up of the affairs of CollabRx, the holders of the then outstanding Series 1 preferred stock shall receive $0.25625, plus an amount equal to all declared but unpaid dividends on such shares. In the event the assets of CollabRx are insufficient to permit full payment to the preferred stockholders, all assets available for distribution shall be distributed ratably among the preferred stockholders in proportion to the amount of their equivalent shares of common stock, on an as-converted basis.

Conversion

Each share of Series 1 preferred stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such Series 1 preferred stock into such number of fully-paid and nonassessable shares of common stock as is determined by dividing the original Series 1 issue price by the then effective conversion price for such Series 1 preferred stock, determined as hereinafter provided, in effect at the time of conversion.

Series A-1 Preferred Stock

In 2009, CollabRx issued 2,193,680 shares of its Series A-1 preferred stock at $0.683780 per share for an aggregate gross consideration of $1,499,995. In addition, 2,794,826 shares of common stock were also converted to Series A-1 preferred stock on a one for one basis.

In 2011, each share of Series A-1 preferred stock outstanding was converted to one share of CollabRx's common stock.

Series A Preferred Stock

In 2008, CollabRx issued 2,239,992 shares of Series A preferred stock at $2.00 per share for an aggregate gross consideration of $4,479,984. In addition, CollabRx issued 882,334 shares of its Series A preferred stock for $2.00 per share, in exchange for promissory notes and accrued interest.

All shares of CollabRx's Series A preferred stock were converted to shares of CollabRx's common stock on a one to one basis in 2009.

10.	Common Stock

In 2008, CollabRx issued 3,700,000 shares of common stock pursuant to a stock purchase agreement for total consideration of $13,200. In addition, CollabRx issued 18,750 shares of common stock at $0.001 for aggregate proceeds of $18 pursuant to an exercise of a stock option. CollabRx repurchased 350,000 shares of common stock at $0.001 per share.

In 2009, 3,122,326 shares of CollabRx's Series A preferred stock was converted to shares of CollabRx's common stock on a one to on basis. In addition, 2,794,836 shares of common stock were converted to shares of CollabRx's Series A preferred stock on a one to one basis.

In 2010, CollabRx issued 67,666 shares of common stock at $0.001 for aggregate proceeds of $68 pursuant to an exercise of stock options. In addition, 58,334 shares of CollabRx's common stock were repurchased at $0.001 per share.

In 2011, all 4,988,506 outstanding shares of Series A-1 preferred stock converted to shares of common stock on a one for one basis.

11.	Warrants

Series A Preferred Stock

CollabRx issued, in 2008, in connection with the conversion of certain convertible promissory notes, warrants to purchase 220,582 shares of the related series of CollabRx's preferred A stock at $2.00 per share. The warrants expired one year from the date of issuance. The relative fair value of the warrant of $85,612, was considered part of equity and included as additional paid-in capital and debt discount on the accompanying balance sheet.

In connection with the Series A preferred stock financing, CollabRx issued 503,123 warrants for additional Series A preferred stock to the investors. CollabRx calculated the fair value of the warrants utilizing the Black-Scholes option pricing model. At the date of issuance, CollabRx allocated the proceeds received in the financing to the Series A preferred stock and the detachable warrants based on relative fair value. The relative fair value of the warrants was $319,750 and was considered part of equity and included as additional paid in-capital.

Upon conversion of the Series A preferred stock to common stock in 2009, 555,582 outstanding Series A preferred stock warrants were automatically converted into warrants to purchase 555,582 shares of CollabRx's common stock. CollabRx terminated the warrants in 2011.

Common Stock

In 2011, in connection with the Series 1 preferred stock financing, CollabRx issued 1,898,849 warrants to purchase CollabRx's common stock.  CollabRx calculated the fair value of the warrants utilizing the Black-Scholes option pricing model. At the date of issuance, CollabRx allocated the proceeds received in the financing to the Series 1 preferred stock and the detachable warrants based on relative fair value. The relative fair value of the warrants was $63,468 and was considered part of equity and included as additional paid-in capital.

In addition, CollabRx issued 4,988,506 common stock warrants to investors upon conversion of the Series A-1 preferred stock to common stock. The relative fair value of the warrants was $287,902 and was considered part of equity and included as additional paid-in capital.

12.	Commitments

Operating Lease

Effective January 2009, CollabRx entered into an operating lease for office space in Palo Alto, California through December 2010. The lease was subsequently amended and the term was extended until May 2012. Rent expense for leases is recognized on a straight-line basis over the minimum lease term. Future minimum lease commitments under this lease are $12,500 in 2011.

Rental expense for operating leases for the year ended December 31, 2011 and for the cumulative period from January 14, 2008 (inception) to December 31, 2011 was $174,375 and $577,500, respectively.

13.	Subsequent Events

CollabRx has evaluated all events occurring from December 31, 2011 through September 25, 2012, the date which these financial statements were available to be issued.

In February 2012, CollabRx issued two convertible promissory notes for a total of $500,000 with an annual interest rate of 6%. The notes are due no later than December 2012, except no payment is required to the extent that the principal and interest are converted into equity securities. In connection with the issuance of the notes, CollabRx issued 2,439,024 warrants to purchase Series 1 preferred stock.

In May 2012, CollabRx issued a promissory note for $300,000 to Tegal Corporation. The note accrues at an annual interest rate of 0.28%. The note was due no later than November 2012.

On July 12, 2012, CollabRx was acquired by Tegal Corporation. As a result of the acquisition, CollabRx became a wholly owned subsidiary of Tegal. In consideration for the stock of CollabRx, Tegal issued an aggregate of 236,433 shares of common stock, representing 14% of Tegal’s total shares outstanding prior to the closing, to former CollabRx stockholders.

COLLABRX, a development stage company,
 CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in dollars)

	(unaudited)
	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$476,461	$355,195
Prepaid expenses and other current assets	10,983	13,100
Total current assets	487,444	368,295
Property and equipment, net	7,340	10,590
Other assets	792,723	530,648
Total assets	$1,287,507	$909,533
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,468	$57,421
Accrued expenses and other current liabilities	321,667	110,303
Notes payable - current	300,000	-
Total current liabilities	684,135	167,724

Long term liabilities:
Convertible promissory note	500,000	-
Total liabilities	1,184,135	167,724

Stockholders’ equity:
Common stock, $0.001 par value; 44,000,000 shares authorized; 8,694,088 shares issued and outstanding	8,694	8,694
Series 1 Preferred Convertible stock, $0.001 par value; 14,634,147 shares authorized; 9,494,275 shares issued and outstanding (liquidation preference $2,432,908)	9,494	9,494
Additional paid-in capital	9,906,135	9,867,713
Deficit accumulated during development stage	(9,820,951)	(9,144,092)
Total stockholders’ equity	103,372	741,809
Total liabilities and stockholders’ equity	$1,287,507	$909,533

COLLABRX, a development stage company,
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2012	2011

Revenue	$125,000	$12,500
Costs and expenses:
Research and development expenses	333,254	506,990
Sales and marketing expenses	131,442	153,120
General and administrative expenses	336,973	160,493
Total costs and expenses	(676,669)	820,603
Loss from operations	(676,669)	(808,103)
Other income (expense), net	(190)	(9,100)
Loss before income tax benefit	(676,859)	(817,203)
Net loss	$(676,859)	$(817,203)

COLLABRX, a development stage company,
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in dollars)

	Unaudited
	Six Months Ended
	June 30,	June 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(676,859)	$(817,203)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	38,422	--
Depreciation and amortization	23,576	6,225
Changes in operating assets and liabilties
Accounts Receivable	--	29,250
Prepaid expenses and other assets	2,117	9,080
Other assets	(282,401)	--
Accounts payable	5,047	(25,382)
Deferred income	(25,000)	6,250
Accrued expenses and other current liabilities	236,364	49,041
Net cash used in operating activities	(678,734)	(742,739)
Cash flows from investing activities:
Net cash provided by investing activities:	--	--
Cash flows from financing activities:
Issuance of note payable	300,000	(440,819)
Convertible promissory note	500,000	--
Issuance of preferred stock	--	1,833,611
Payments of preferred stock issuance costs	--	(56,574)
Net cash provided by financing activities	800,000	1,336,218

Net (decrease) increase in cash and cash equivalents	121,266	593,479
Cash and cash equivalents at beginning of period	355,195	606,043
Cash and cash equivalents at end of period	$476,461	$1,199,522

Supplemental disclosure of cash flow activities:
Conversion of notes payable and accrued interest to preferred stock	$--	$2,582

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.	Description of Business and Liquidity

CollabRx, Inc. (CollabRx) was incorporated in January 2008 and is a cloud-based genomic information company that enables physicians to take into account a tumor’s genetic profile when considering targeted therapies in patient-specific cancer treatments. CollabRx, Inc. has developed clinical advisory networks, expert systems, proprietary tools and processes, and a pipeline of commercial data products and applications (“apps”). CollabRx Therapy Finders(TM) are web-based apps that serve as one type of user interface to access proprietary CollabRx content, which is dynamically updated and organized in a knowledgebase that includes information on molecular diagnostics, medical tests, clinical trials, drugs, biologics and other information relevant for cancer treatment planning. CollabRx content is supported by a network of over 50 of the top clinical practitioners in the United States.

As of June 30, 2012, CollabRx had not commenced commercial operations. It sustained recurring losses since the date of inception that resulted in a deficit accumulated during the development stage of $9.8 million. These financial statements contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. CollabRx expects to incur a net loss from operations for the year ending December 31, 2012. During the last three years, CollabRx has relied on cash from convertible notes and preferred stock to meet its cash requirements. On July 16, 2012, CollabRx was acquired by Tegal Corporation.

Based on current cash projections for next year, Management contemplates an operating loss for the next year.  Management believes that its current funds will be sufficient to meet planned expenditures for the next twelve months. If intended operating results are not achieved, management has the intent and believes it has the ability to delay or reduce expenditures so as not to require additional financing resources.

2.	Summary of Operations and Significant Accounting Policies

Basis of Presentation

The accompanying financial statements include the results of operations and cash flows for the six month period ended June 30, 2011 and 2012, respectively.  CollabRx has been primarily involved in performing research activities, developing product technologies, and raising capital to support and expand these activities. As planned operations had not commenced as of June 30, 2012, CollabRx has reported its results of operations in accordance with the guidance on accounting and reporting by development stage entities.

Cash and Cash Equivalents

CollabRx considers all highly liquid investments with original maturities of three months or less, when purchased, to be cash equivalents. CollabRx maintains cash and cash equivalents, which consist principally of money market funds with high credit quality financial institutions. Such amounts exceed Federal Deposit Insurance Corporation insurance limits. CollabRx has not experienced any losses on these investments.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the assets’ estimated useful lives of 3 to 5 years. Maintenance and repair costs are expensed as incurred.

Capitalized Software Development Costs

For development costs related to CollabRx's technology, CollabRx follows the guidance of Accounting Standard Codification (ASC) 350, Computer Software Developed or Obtained for Internal Use.  Costs incurred in the planning stage are expensed as incurred while costs incurred in the application and infrastructure stage are capitalized, assuming such costs are deemed to be recoverable.  Costs incurred in the operating stage are generally expensed as incurred except for significant upgrades and enhancements.  Amortization of the capitalized internal-use software will begin once the is ready for its intended use.  Capitalized internal-use software is amortized to costs of revenues.  As of June 30, 2012, the net book value of capitalized software costs in the accompanying financial statements was $792,723.

Fair Value of Financial Instruments

For financial instruments consisting of cash and cash equivalents, prepaid expenses and other current assets, accounts payable, and accrued expenses, the carrying amounts are reasonable estimates of fair value due to their relative short maturities.

CollabRx adopted amendments to the accounting standard addressing the measurement of the fair value of financial assets and financial liabilities. Under this standard, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair values of all reported assets and liabilities that represent financial instruments, CollabRx uses the carrying market values of such amounts. The standard establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources. Unobservable inputs reflect a reporting entity’s pricing an asset or liability developed based on the best information available in the circumstances. The fair value hierarchy consists of the following three levels:

Level 1–instrument valuations are obtained from real-time quotes for transactions in active exchange markets involving identical assets.

Level 2–instrument valuations are obtained from readily-available pricing sources for comparable instruments.

Level 3–instrument valuations are obtained without observable market values and require a high-level of judgment to determine the fair value.

CollabRx's financial assets which are measured at fair value on a recurring basis are not significant at December 31, 2011.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of expenses during the reporting period. CollabRx's more significant estimates and assumptions include the valuation of common and preferred stock and related warrants and options, the valuation of deferred tax assets and liabilities, and the useful life of depreciable assets and capitalized software development costs. Actual results could differ from those estimates, and such differences could be material to CollabRx's financial position and results of operations.

Research and Development Expenses

Costs incurred in research and development activities are expensed as incurred. Research and development expenses include, but are not limited to, lab expenses, product development programs, and clinical trial expenses.

Stock-Based Compensation

CollabRx issues stock-based compensation consisting of common stock options issued to employees, consultants, directors, and founders. The recognition of compensation expense is based on the fair value of the stock-based compensation utilizing various assumptions regarding the underlying attributes of the options and stock. The estimated fair value of options granted, net of forfeitures expected to occur during the vesting period, is amortized as compensation expense on a straight-line basis over the vesting period of the options.

Income Taxes

CollabRx evaluates its tax positions and estimates its current tax exposure together with assessing temporary differences resulting from differing treatment of items not currently deductible for tax purposes. These differences result in deferred tax assets and liabilities on CollabRx's balance sheet, which are estimated based upon the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates that will be in effect when these differences reverse. In general, deferred tax assets represent future tax benefits to be received when certain expenses previously recognized in CollabRx's statements of operations become deductible expenses under applicable income tax laws or loss or credit carryforwards are utilized. Accordingly, realization of CollabRx's deferred tax assets is dependent on future taxable income against which these deductions, losses, and credits can be utilized.

CollabRx must assess the likelihood that CollabRx's deferred tax assets will be recovered from future taxable income and, to the extent CollabRx believes that recovery is not likely, CollabRx must establish a valuation allowance. Management judgment is required in determining CollabRx's provision for income taxes, CollabRx's deferred tax assets and liabilities, and any valuation allowance recorded against CollabRx's net deferred tax assets. CollabRx recorded a full valuation allowance as of December 31, 2011 because, based on the available evidence, CollabRx believes it is more likely than not that it would not be able to utilize all of its deferred tax assets in the future. CollabRx intends to maintain the full valuation allowances until sufficient evidence exists to support the reversal of the valuation allowances.

3.	Property and Equipment, Net

Property and equipment consists of the following as of June 30, 2012:

	June 30,	Dec. 31,
	2012	2011
Computer Equipment and Software	$45,762	$45,762
Office Furniture	-	1,795
	45,762	47,557
Less accumulated depreciation	(38,422)	(36,967)
Total Long-lived assets	$7,340	$10,590

Depreciation expense for the six month period ended June 30, 2012 and 2011 was $1,346 and $2,501, respectively.

4.	Accrued Liabilities

Accrued liabilities at June 30, 2012 are as follows:

	June 30,	Dec. 31,
	2012	2011
Accrued vacation	$74,667	$50,928
Accrued rent	61,875	49,375
Deferred revenue	25,000	-
Legal expense	151,000	-
Other	9,125	10,000
Total accrued liabilities	$321,667	$110,303

5.	Stock Option Plan

In 2008, CollabRx established the 2008 Stock Option Plan (the Plan). Under the Plan, CollabRx is authorized to issue incentive and nonstatutory stock options for up to 10,800,000 shares of common stock to directors, employees, and consultants.

Under the Plan, the exercise price of an option cannot be less than 100% of the fair value per share for stockholders owning greater than 10% of common stock on the date of grant. For all other stockholders, the per share exercise price shall be no less than 100% of the fair value per share on the date of grant.

Fair value of the underlying common stock is established by the Board of Directors, using third party valuation reports. Under the terms of the Plan, CollabRx may grant incentive stock options at a price not less than 110% of the fair value of the stock on the date of grant and nonstatutory stock options at a price not less than 100% of the fair value of the stock on the date of grant.

The closing of the sale of CollabRx to Tegal Corporation occurred on July 12, 2012.  In connection with that transaction, Tegal issued an aggregate of 236,433 shares of common stock, representing 14% of Tegal’s total shares outstanding prior to the closing, to former CollabRx stockholders in exchange for 100% of the capital stock of CollabRx, Inc.  Tegal did not include any cash for the acquisition.  Tegal and certain former CollabRx stockholders entered into a Stockholders Agreement providing for, among other things, registration rights, transfer restrictions and voting and standstill agreements.  Tegal also assumed $500,000 of existing CollabRx indebtedness through the issuance of 5-year promissory notes in substitution for outstanding notes previously issued by CollabRx.  Additional information is set forth in the Company’s 8-K report filed on July 18, 2012, and is incorporated herein in its entirety by reference.

6.	Convertible Debt

In March 2008, CollabRx entered into two convertible promissory notes totaling $1,750,000 with an annual interest rate of 2.25%. The notes were payable any time on or before March 2009, except no payment was required to the extent that the principal and interest was converted into equity securities. In connection with the note, CollabRx issued embedded derivatives including warrants equal to 25% of the original principal amount of the notes divided by the exercise price. The value of the embedded derivative resulted in allocating a discount to the note. The debt discount attributed to the derivatives was amortized over the notes’ maturity period as interest expense under the effective interest method. The notes were converted to Series A preferred stock at $2.00 per share in July 2008.

In January 2011, CollabRx entered into a convertible promissory note with their landlord for $518,944 with an annual interest rate of 8.00%. The note was issued in exchange for the cancellation of fees owed under a 2009 Space Sharing Agreement. The principal and unpaid interest was due on May 2011 unless converted to equity securities at the holder’s option. The note was converted to Series 1 preferred stock at $0.205 per share on April 2011. In addition, CollabRx issued a warrant to purchase 516,412 shares of common stock upon conversion of the note. CollabRx calculated the fair value of the warrant utilizing the Black-Scholes option pricing model and allocated the proceeds received to the Series 1 preferred stock and the warrants based on the relative fair value.

In February 2012, CollabRx issued two convertible promissory notes for a total of $500,000 with an annual interest rate of 6%. The notes are due no later than December 2012, except no payment is required to the extent that the principal and interest are converted into equity securities. In connection with the issuance of the notes, CollabRx issued 2,439,024 warrants to purchase Series 1 preferred stock.

In May 2012, CollabRx issued a promissory note for $300,000 to Tegal Corporation. The note accrues at an annual interest rate of 0.28%. The note was due no later than November 2012.

On July 12, 2012, CollabRx was acquired by Tegal Corporation. As a result of the acquisition, CollabRx became a wholly owned subsidiary of Tegal. In consideration for the stock of CollabRx, Tegal issued an aggregate of 236,433 shares of common stock, representing 14% of Tegal’s total shares outstanding prior to the closing, to former CollabRx stockholders in exchange for 100% of the capital stock of CollabRx, Inc.  Tegal did not include any cash for the acquisition.  Tegal and certain former CollabRx stockholders entered into a Stockholders Agreement providing for, among other things, registration rights, transfer restrictions and voting and standstill agreements.  Tegal also assumed $500,000 of existing CollabRx indebtedness through the issuance of 5-year promissory notes in substitution for outstanding notes previously issued by CollabRx.  Additional information is set forth in the Company’s 8-K report filed on July 18, 2012, and is incorporated herein in its entirety by reference.

7.	Related Party Notes Payable

In February 2008, CollabRx entered into an $8,000 promissory note with an interest rate of 7.00% with a stockholder of CollabRx . The note was payable on or before February 2009. In March 2008, CollabRx entered into a $25,000 promissory note with a stockholder. The note was payable within 15 days of the note’s issuance. Both related party notes were paid off in March 2008.

8.	Income Taxes

Net deferred tax assets consist primarily of net operating loss (NOL) carryforwards related to U.S. federal and state taxes. Realization of future tax benefits related to deferred tax assets is dependent on many factors, including CollabRx 's ability to generate future taxable income. Due to the uncertainty of future earnings, management is unable to predict whether these net deferred tax assets will be realized and, accordingly, has recorded a full valuation allowance against these assets.

Federal and state NOL carryforwards of approximately $3,796,000 for income tax purposes are available to offset future taxable income. If not used, these carryforwards will begin to expire in varying amounts beginning in 2028 to 2031 for federal purposes and 2013 and 2031 for state purposes. The utilization of the net operating loss carryforwards may be subject to substantial annual limitation due to ownership change provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of new operating losses before utilization.

The following is a summary of the significant components of CollabRx 's deferred tax assets and liabilities as of the last completed and audited fiscal year dated December 31, 2011:

Deferred tax assets (liabilities):
Net operating losses	$3,796,000
Stock options	65,000

Total	3,861,000
Less valuation allowance	(3,861,000)
Deferred tax asset, net	$-

Since inception, CollabRx has incurred operating losses and, accordingly, has not recorded a provision for federal income taxes for any periods presented. CollabRx's valuation allowance increased by $752,000 in the year ended December 31, 2011.

9.	CollabRx Stock

Series 1 Preferred Stock

In 2011, CollabRx issued 6,912,212 shares of its Series 1 preferred stock for $0.205 per share for an aggregate gross consideration of $1,417,004. In addition, CollabRx issued 2,582,063 shares of its Series 1 preferred stock at $0.205 per share, in exchange for a convertible promissory note and accrued interest.  CollabRx had previously also issued Series A and Series A-1, which were converted into common stock.  The shares in these other classes of stock were liquidated upon the sale of CollabRx to Tegal Corporation.

Voting

The holders of the preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

Dividends

Holders of Series 1 preferred stock shall be entitled to receive dividends at an annual rate equal to $0.01435 per share for each share outstanding. The dividends are payable when and if declared by the Board of Directors. The dividends payable to the holders of the Series 1 preferred stock are not cumulative and do not accrue, whether or not there are profits, surplus, or other funds of CollabRx legally available for the payment. At December 31, 2011, no dividends have been declared or paid by CollabRx.

Liquidation Preference

In the event of any liquidation, dissolution, or winding up of the affairs of CollabRx, the holders of the then outstanding Series 1 preferred stock shall receive $0.25625, plus an amount equal to all declared but unpaid dividends on such shares. In the event the assets of CollabRx are insufficient to permit full payment to the preferred stockholders, all assets available for distribution shall be distributed ratably among the preferred stockholders in proportion to the amount of their equivalent shares of common stock, on an as-converted basis.

The closing of the sale of CollabRx to Tegal Corporation occurred on July 12, 2012.  In connection with that transaction, Tegal issued an aggregate of 236,433 shares of common stock, representing 14% of Tegal’s total shares outstanding prior to the closing, to former CollabRx stockholders in exchange for 100% of the capital stock of CollabRx, Inc.  Tegal did not include any cash for the acquisition.  Tegal and certain former CollabRx stockholders entered into a Stockholders Agreement providing for, among other things, registration rights, transfer restrictions and voting and standstill agreements.  Tegal also assumed $500,000 of existing CollabRx indebtedness through the issuance of 5-year promissory notes in substitution for outstanding notes previously issued by CollabRx.  Additional information is set forth in the Company’s 8-K report filed on July 18, 2012, and is incorporated herein in its entirety by reference.

11.	Commitments

Operating Lease

Effective January 2009, CollabRx entered into an operating lease for office space in Palo Alto, California through December 2010. The lease was subsequently amended and the term was extended until May 2012. Rent expense for leases is recognized on a straight-line basis over the minimum lease term. Future minimum lease commitments under this lease are $12,500 in 2011. After the closing of the sale of CollabRx to Tegal Corporation, Tegal entered into a five year operating lease for office space in San Francisco, California.  Future minimum lease commitments under this lease are $556,123 over the life of the lease.

Rental expense for operating leases for the six months ended June 30, 2012 and 2011 was $12,500 and $93,750, respectively.

The unaudited financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations.  Accordingly, these unaudited financial statements should be read in connection with CollabRx’s historical audited and unaudited financial statements referred to above.